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Exhibit 10.18

        NEITHER THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION IS AVAILABLE THEREFROM (AND EVIDENCE OF SUCH EXEMPTION IS PROVIDED TO THE COMPANY).

IGGYS HOUSE, INC.
BRIDGE NOTE

Chicago, Illinois
$1,000,000	October 23, 2007

        FOR VALUE RECEIVED Iggys House, Inc., a Delaware corporation (the "Company"), promises to pay to Glen Taylor, or its registered assigns (the "Investor"), at the address specified in that certain Bridge Loan Agreement by and between the Company, the Investor and certain other parties thereto dated as of July 30, 2007 (the "Agreement"), or such other address as the Investor may designate in writing from time to time, the principal amount of $1,000,000, in lawful money of the United States, or such lesser amount as will equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 15% per annum (computed on the basis of the actual number of days elapsed), compounded annually. All outstanding principal and accrued interest under this Note will be due and payable (prior to payments on any equity securities of the Company), except as provided elsewhere in this Note, on the earlier to occur of (a) July 30, 2009, (b) the sale of all or substantially all of the Company's assets or the closing of a merger, consolidation, reorganization, stock sale or other transaction or series of transactions pursuant to which stockholders of the Company prior to such acquisition own less than 50% of the surviving or resulting entity (an "Acquisition"), or (c) two business days after the closing of the Company's initial underwritten public offering of its common stock.

        The following is a statement of the rights of the Investor of this Note and the conditions to which this Note is subject, and to which the Investor, by the acceptance of this Note, agrees:

        1.    BRIDGE LOAN AGREEMENT.    This Note has been issued pursuant to and is subject to the terms and provisions of the Agreement. The provisions of the Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein. All capitalized terms used herein but not otherwise defined have the meanings set forth in the Agreement.

        2.    PREPAYMENT.    The Company may not prepay this Note in whole or in part at any time without the prior written consent of the Majority Investors.

        3.    INTEREST.    Interest on this Note shall be treated as having started to accrue on the principal balance hereof as of July 26, 2007 when this bridge loan was funded, and any annual compounding of interest hereunder shall occur on the anniversaries of that date. Accrued interest on this Note will be payable in cash upon the repayment of the principal amount of the Note. Any payments made under this Note shall be applied first to accrued interest, if any, and thereafter to principal.

        4.    EVENTS OF DEFAULT.    The occurrence of any one or more of the following events (whether such occurrence will be voluntary or involuntary or occur or be effected by operation of law or otherwise) will constitute an "Event of Default" hereunder: (a) immediately if the Company fails to pay the entire amount of the principal and interest on this Note when due, (b) if the Company breaches any of its agreements or covenants contained in the Agreement, and such breach is not cured by the Company within ten days after written notice thereof is delivered by the Investor to the Company, or any of the representations and warranties made by the Company therein are untrue in any material respect, (c) immediately if the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing, or (d) immediately if an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

        The Company will immediately notify the Investor in writing of the occurrence of any Event of Default. Notwithstanding the provisions set forth above respecting at what time a demand for repayment may be made by the Investor, upon or at any time following an Event of Default, if the Majority Investors have not exercised conversion rights under Section 4(c) (and if this Note has not been converted under Section 4(b)), the Investor may immediately declare the unpaid principal balance of and all interest accrued on this Note to be immediately due and payable and such amounts will then be due and payable without further demand, protest, presentment or notice of any kind, all of which are hereby waived by the Company.

        5.    SECURITY/SENIORITY.    This Note is unsecured in all respects and ranks equally with all other unsecured indebtedness of the Company, including the Notes.

        6.    MISCELLANEOUS.

          a.    LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE.    Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Note, the Company will execute and deliver, in lieu of this Note, a new Note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest will have been paid on this Note or, if no interest will have yet been so paid, dated the date of this Note.

          b.    WAIVER AND AMENDMENT.    Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Majority Holders, and such amendment, waiver or modification shall be binding upon the holder hereof.

          c.    NOTICES.    Any notice, request or other communication required or permitted hereunder will be given in accordance with the Agreement.

          d.    PARTIES IN INTEREST.    This Note may be assigned or transferred by the Investor only in accordance with the terms of the Agreement. Subject to the preceding sentence, all the terms and provisions of this Note will be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.

          e.    NO RIGHTS AS STOCKHOLDERS; LIMITATION OF LIABILITY.    This Note will not entitle any Investor to any of the rights of a stockholder of the Company. No provisions hereof, in the absence of conversion of this Note into shares, and no mere enumeration herein of the rights or privileges of the Investor, will give rise to any liability of the Investor as a stockholder of the Company whether such liability is asserted by the Company or by creditors of the Company. The Investor will have no preemptive right to participate in any offering of securities by the Company based on this Note.

          f.    GOVERNING LAW.    The laws of the State of Delaware will govern the validity of this Note, the construction of its terms and the interpretation of the rights and duties of the parties hereunder, without regard to its conflict of law provisions.

          g.    HEADINGS.    The headings of the sections of this Note have been inserted for convenience of reference only and do not constitute a part of this Note.

          h.    ACCEPTANCE.    Receipt of this Note by the Investor shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

        IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized representatives as of the date hereof.

IGGYS HOUSE, INC.
By:	/s/ JOSEPH FOX
Name:

Its:

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IGGYS HOUSE, INC. BRIDGE NOTE